Exhibit 10.1
SIXTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (hereinafter referred to as this “Sixth Amendment”) is made this 8th day of November, 2013, by and among

BEL FUSE INC., a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, having an address located at 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as the “Borrower”),

AND

BEL VENTURES INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Ventures”),

AND

BEL POWER INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Power”),

AND

BEL TRANSFORMER INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Transformer”),

AND

BEL CONNECTOR INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Connector”),

AND

CINCH CONNECTORS, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Cinch Connectors”),

AND

BEL WORKSOP LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Worksop”, and hereinafter Bel Ventures, Bel Power, Bel Transformer, and Bel Connector shall be collectively referred to as the “Original Guarantors”, and hereinafter the Original Guarantors, Cinch Connectors, and Bel Worksop shall be collectively referred to as the “Guarantors”),

AND

BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 750 Walnut Avenue, Cranford, New Jersey 07016 (hereinafter referred to as the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Credit and Guaranty Agreement dated February 12, 2007, executed by and among the Borrower, the Lender, Bel Power Products Inc., a Delaware corporation (hereinafter referred to as “Bel Power Products”), and the Original Guarantors (hereinafter referred to as the “Original Loan Agreement”), (i) the Lender made available to the Borrower an unsecured revolving credit loan facility in the then-maximum principal amount of up to Twenty Million and 00/100 ($20,000,000.00) Dollars for working capital purposes, capital expenditures, and other lawful corporate purposes of the Borrower (hereinafter referred to as the “Revolving Credit Facility”) and (ii) each Original Guarantor and Bel Power Products, as an original guarantor, absolutely, irrevocably and unconditionally guarantied the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the “Borrower Obligations” (as such term is defined in the Original Loan Agreement); and

WHEREAS, the Revolving Credit Facility is evidenced by that certain Revolving Credit Loan Note dated February 12, 2007, executed by the Borrower, as maker, in favor of the Lender, as payee (hereinafter referred to as the “Original Revolving Credit Loan Note”), in the then-maximum principal amount of up to $20,000,000.00; and

WHEREAS, Bel Power Products has merged with and into Bel Power, with Bel Power being the surviving entity, as evidenced by (i) those certain Articles of Merger Involving Domestic Corporations, Foreign Corporations or Foreign Other Entities dated July 6, 2006 and filed with the Office of the Secretary of the Commonwealth of Massachusetts on September 1, 2006 and (ii) that certain Certificate of Merger dated January 10, 2008 and filed with the Secretary of State of the State of Delaware on January 22, 2008; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain First Amendment to Credit and Guaranty Agreement dated as of April 30, 2008, executed by and among the Lender, the Borrower, and the Original Guarantors (hereinafter referred to as the “First Amendment”), the Borrower, the Original Guarantors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Second Amendment to Credit and Guaranty Agreement dated as of June 30, 2009, executed by and among the Lender, the Borrower, and the Original Guarantors (hereinafter referred to as the “Second Amendment”), the Borrower, the Original Guarantors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein; and

WHEREAS, the Borrower acquired one hundred percent (100%) of the issued and outstanding stock of Cinch Connectors (hereinafter referred to as the “Acquisition”) on January 29, 2010 and, pursuant to the terms, conditions, and provisions of that certain Guaranty Supplement No. 1 dated as of January 29, 2010, executed by and between Cinch Connectors and the Lender, Cinch Connectors has been added as a “Subsidiary Guarantor” (as such term is defined in the Loan Agreement) of the Revolving Credit Facility; and

WHEREAS, in connection with the Acquisition, pursuant to the terms, conditions, and provisions of that certain Third Amendment to Credit and Guaranty Agreement dated as of January 29, 2010, executed by and among the Lender, the Borrower, the Original Guarantors, and Cinch Connectors (hereinafter referred to as the “Third Amendment”), the Borrower, the Original Guarantors, Cinch Connectors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fourth Amendment to Credit and Guaranty Agreement dated September 27, 2010, but effective as of March 31, 2010, executed by and among the Lender, the Borrower, the Original Guarantors, and Cinch Connectors (hereinafter referred to as the “Fourth Amendment”), the Borrower, the Original Guarantors, Cinch Connectors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amendment to Credit and Guaranty Agreement dated as of February 16, 2011, but effective as of December 7, 2010, executed by and among the Lender, the Borrower, and the Guarantors (hereinafter referred to as the “Fifth Amendment”), the Borrower, Guarantors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein (hereinafter the Original Loan Agreement, as amended and modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, shall be referred to as the “Loan Agreement”); and

WHEREAS, simultaneously with the execution of the Fifth Amendment, the Borrower and the Lender executed that certain First Allonge to Revolving Credit Loan Note dated as of February 16, 2011, but effective as of December 7, 2010, for the purpose of increasing the principal amount evidenced by the Original Revolving Credit Loan Note from “$20,000,000.00” to “$30,000,000.00” (hereinafter referred to as the “First Allonge”, and hereinafter the Original Revolving Credit Loan Note, as amended and modified by the First Allonge, shall be referred to as the “Revolving Credit Loan Note”); and

WHEREAS, Bel Worksop was added as a Subsidiary Guarantor of the Revolving Credit Facility in connection with the Fifth Amendment; and

WHEREAS, the Borrower, the Guarantors, and the Lender have agreed to further amend and modify the terms, conditions, and provisions of the Loan Agreement pursuant to the terms, conditions, and provisions of this Sixth Amendment for the purposes more fully set forth and described herein; and

WHEREAS, defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby the Borrower, the Guarantors, and the Lender hereby promise, covenant, and agree as follows:

1.           Loan Agreement.  The Loan Agreement is hereby amended and modified by this Sixth Amendment as follows:

(i)           The existing definition of “Applicable Margin” is hereby deleted in its entirety and the following new definition of “Applicable Margin” is hereby inserted in its place and stead:

““Applicable Margin” means, at all times during the applicable periods set forth below: (i) with respect to LIBOR Daily Floating Rate Advances, the percentage set forth below under the heading “LIBOR Daily Floating Rate Margin”, (ii) with respect to Eurodollar Advances, the percentage set forth below under the heading “Eurodollar Margin”, and (iii) with respect to the Commitment Fee, the percentage set forth below under the heading “Commitment Fee”.

WHEN THE CONSOLIDATED LEVERAGE RATIO IS:

GREATER THAN OR EQUAL TO	AND LESS THAN	LIBOR DAILY FLOATING RATE MARGIN	EURODOLLAR MARGIN	COMMITMENT FEE
2.00:1.00		1.50%	1.50%	0.25%
1.00:1.00	2.00:1.00	1.25%	1.25%	0.20%
	1.00:1.00	1.00%	1.00%	0.15%

Changes in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall be based upon the Compliance Certificate most recently delivered pursuant to Section 6.1(c) hereof and shall become effective on the date such Compliance Certificate is delivered to the Lender.  Notwithstanding anything to the contrary contained in this definition, if the Borrower shall fail to deliver to the Lender a Compliance Certificate on or prior to any date required hereby, the Consolidated Leverage Ratio shall be deemed to be greater than 2.00:1.00 from and including such date to the date of delivery to the Lender of such Compliance Certificate.”

(ii)           The existing definition of “Business Day” is hereby deleted in its entirety and the following new definition of “Business Day” is hereby inserted in its place and stead:

““Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Lender’s lending office is located, and, if such day relates to amounts bearing interest at an offshore rate (if any), means any such day on which dealings in dollar deposits are conducted among banks in the offshore dollar interbank market.  All payments and disbursements which would be due on a day which is not a Business Day will be due on the next Business Day.  All payments received on a day which is not a Business Day will be applied to the credit on the next Business Day.”

(iii)           The existing definition of “Change in Law” is hereby deleted in its entirety and the following new definition of “Change in Law” is hereby inserted in its place and stead:

““Change in Law” means the occurrence, after November 8, 2013, of the adoption or taking effect of any new or changed law, rule, regulation or treaty, or the issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.”

(iv)           The existing definition of “Eurodollar Rate” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of “Eurodollar Rate” is hereby inserted in its place and stead:

““Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Advance, a rate per annum determined by the Lender pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (or any successor thereto approved by the Lender if the British Bankers Association is no longer making a LIBOR rate available), as published by Reuters (or other commercially available source providing quotations of such rate as selected by the Lender from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by the Lender.  A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.

“Eurodollar Reserve Percentage” means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent.  The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.”

(v)           The following new definition is hereby inserted into Section 1.1 of the Loan Agreement in its proper place:

““LIBOR Daily Floating Rate” means a fluctuating rate of interest which can change on each banking day.  The rate will be adjusted on each banking day to equal the British Bankers Association LIBOR Rate (or any successor thereto approved by the Lender if the British Bankers Association is no longer making a LIBOR rate available) for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date.  The Lender will use the LIBOR rate as published by Reuters (or other commercially available source providing quotations of such rate as selected by the Lender from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Lender.”

(vi)           The following new definition is hereby inserted into Section 1.1 of the Loan Agreement in its proper place:

““LIBOR Daily Floating Rate Advances” means the Loans (or any portion thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the LIBOR Daily Floating Rate.”

(vii)           The existing definition of “Loan Documents” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of “Loan Documents” is hereby inserted in its place and stead:

““Loan Documents” means, collectively, this Agreement, the Note, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the First Allonge, each Secured Hedging Agreement and all other agreements, instruments and documents executed or delivered in connection herewith.”

(viii)           The existing definition of “Revolving Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of “Revolving Maturity Date” is hereby inserted in its place and stead:

““Revolving Maturity Date” means October 14, 2016, or such earlier date on which the Revolving Loans shall become due and payable, whether by acceleration or otherwise.”

(ix)           The following new definition is hereby inserted into Section 1.1 of the Loan Agreement in its proper place:

““Sixth Amendment” shall mean that certain Sixth Amendment to Credit and Guaranty Agreement dated November 8, 2013, executed by and among the Borrower, the Lender, and the then current Subsidiary Guarantors as of the date of such Sixth Amendment to Credit and Guaranty Agreement, pursuant to which the parties thereto amended and modified the terms, conditions, and provisions of this Agreement.”

(x)           Section 3.1(c)(i) of the Loan Agreement is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:

“(i)           in the case of an ABR Advance or a LIBOR Daily Floating Rate Advance, on the first Business Day of each April, July, October and January commencing on the first of such days to occur after such ABR Advance or LIBOR Daily Floating Rate Advance is made or any Eurodollar Advance is converted to an ABR Advance or a LIBOR Daily Floating Rate Advance.”

(xi)           Section 3.1(d) of the Loan Agreement is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:

“(d)           Computations.  Interest on the Loans shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. The Lender shall, as soon as practicable, notify the Borrower of the effective date and the amount of each change in the Prime Rate, to the extent interest payable is based on the Prime Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required.  Each determination of a rate of interest by the Lender pursuant to the Loan Documents shall be conclusive and binding on all parties hereto absent manifest error.  The Borrower acknowledges that to the extent interest payable is based on the Prime Rate, such rate is only one of the bases for computing interest on loans made by the Lender, and by basing interest payable on the Prime Rate, the Lender has not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lender may now or in the future make loans to other borrowers.”

(xii)           Section 3.2(a) of the Loan Agreement is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:

“(a)           Commitment Fee.  The Borrower agrees to pay to the Lender, a fee (hereinafter referred to as the “Commitment Fee”), during the period from the Effective Date through the Business Day immediately preceding the Revolving Maturity Date, at a rate per annum equal to the Applicable Margin on the daily unused Revolving Commitment. The Commitment Fee shall be payable (i) quarterly in arrears on the first Business Day of each April, July, October and January, commencing on January 2, 2014, (ii) on the date of any reduction in the Revolving Commitment (to the extent of such reduction) and (iii) on the Revolving Maturity Date. The Commitment Fee shall be calculated on the basis of a 360 day year, as the case may be, for the actual number of days elapsed.”

(xiii)           Section 3.6(a) of the Loan Agreement is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:

“(a)           Increased Costs.  The Borrower will pay the Lender, on demand, for the Lender’s costs or losses arising from any Change in Law which are allocated to this Agreement or any credit outstanding under this Agreement.  The allocation will be made as determined by the Lender, using any reasonable method.  The costs include, without limitation, (i) any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Agreement) and (ii) any capital requirements relating to the Lender’s assets and commitments for credit.”

(xiv)           Section 3.6(c) is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:

“(c)           Illegality.  Notwithstanding any other provision hereof, if the Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for it to make or maintain any Eurodollar Advance or any LIBOR Daily Floating Rate Advance as contemplated by this Agreement, the Lender shall promptly notify the Borrower thereof, and (i) the commitment of the Lender to make Eurodollar Advances and/or LIBOR Daily Floating Rate Advances shall forthwith be suspended, (ii) the Lender shall fund each requested Eurodollar Advance and/or LIBOR Daily Floating Rate Advance as an ABR Advance and (iii) the portion of the Loans then outstanding as Eurodollar Advances and/or LIBOR Daily Floating Rate Advances, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto, with respect to Eurodollar Advances, or on the next Business Day, with respect to LIBOR Daily Floating Rate Advances, or at such earlier time as may be required by law. The commitment of the Lender with respect to Eurodollar Advances and LIBOR Daily Floating Rate Advances shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Upon receipt of such notice by the Borrower, the Lender’s commitment to make or maintain Eurodollar Advances and LIBOR Daily Floating Rate Advances shall be reinstated.”

(xv)           Section 3.6(d) of the Loan Agreement is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:

“(d)           Substituted Interest Rate. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that (i) by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate and/or the LIBOR Daily Floating Rate applicable pursuant to Section 3.1 hereof or (ii) the applicable Eurodollar Rate and/or the LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to the Lender of maintaining or funding loans bearing interest based on such Eurodollar Rate and/or LIBOR Daily Floating Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances and/or LIBOR Daily Floating Rate Advances (each, an “Affected Advance”), the Lender shall promptly notify the Borrower (by telephone or otherwise, to be promptly confirmed in writing) of such determination. If the Lender shall give such notice, (1) any Affected Advances shall be made as ABR Advances, (2) the Loans (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and (3) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, with respect to Eurodollar Advances, or on the next Business Day, with respect to LIBOR Daily Floating Rate Advances, to ABR Advances.  Until the Lender shall have withdrawn, in an express writing, any notice given under clauses (i) or (ii) above, no further Eurodollar Advances and/or LIBOR Daily Floating Rate Advances shall be required to be made by the Lender, nor shall the Borrower have the right to convert all or any portion of the Loans to Eurodollar Advances or LIBOR Daily Floating Rate Advances.”

(xvi)           Section 7.14(a) is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:

“(a)           Minimum Consolidated Net Worth.  Effective beginning as of the December 31, 2013 test date and at all times thereafter until the Revolving Maturity Date, the Borrower shall not permit its Consolidated Net Worth to be less than, as of the last day of any fiscal quarter, an amount equal to $160,000,000.00.”

(xvii)           Section 7.14(c) is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:

“(c)           Maximum Consolidated Leverage Ratio.  The Borrower shall not permit its Consolidated Leverage Ratio, as of the last day of any fiscal quarter, to be greater than 2.50-to-1.00.”

 (xviii)                      Additionally, it is the intention of the Borrower, the Guarantors and the Lender that Borrower shall no longer have the ability to request and receive ABR Advances pursuant to the Loan Agreement.  Instead, the Borrower shall have the option to request and obtain LIBOR Daily Floating Rate Advances pursuant to the terms, conditions and provisions of the Loan Agreement, as amended by this Sixth Amendment.  In furtherance of the foregoing, each and every reference to “ABR Advance” or “ABR Advances” contained in the Loan Agreement shall hereafter be deemed to be a reference to “LIBOR Daily Floating Rate Advance” or “LIBOR Daily Floating Rate Advances”, as applicable, and each and every reference to “Alternate Base Rate” contained in the Loan Agreement shall hereafter be deemed to be a reference to “LIBOR Daily Floating Rate”.  Notwithstanding the foregoing terms, conditions or provisions of this clause (xviii) to the contrary, (a) the defined term “ABR Advances” as set forth in Section 1 of the Loan Agreement shall not be affected by this clause (xviii), (b) the defined term “Alternate Base Rate” as set forth in Section 1 of the Loan Agreement shall not be affected by this clause (xviii), and (c) Sections 3.1(c)(i), 3.6(c) and 3.6(d), as amended by this Sixth Amendment (other than this clause (xviii)), shall not be affected by this clause (xviii).

(xix)           Any and all references to the “Loan Agreement” are hereby amended and modified to refer to the Loan Agreement as amended and modified by this Sixth Amendment.

(xx)           Any and all references to the “Note” are hereby amended and modified to refer to the Revolving Credit Loan Note as amended and modified by this Sixth Amendment.

2.           Amendments to other Loan Documents.  Any and all references in any Loan Document to the “Loan Agreement” and the “Note” are hereby amended and modified to refer to the Loan Agreement, as amended and modified by this Sixth Amendment, and the Revolving Credit Loan Note, as amended and modified up through this Sixth Amendment.

3.           Remaking of Representations and Warranties.  All representations and warranties contained in the Loan Agreement, as amended and modified by this Sixth Amendment, and all of the other Loan Documents as amended and modified up through this Sixth Amendment, are true, accurate, and complete as of the date hereof and shall be deemed continuing representations and warranties so long as the Revolving Credit Facility shall remain outstanding.

4.           No Amendment of Other Terms.  All other terms and conditions of the Loan Agreement, as amended and modified by this Sixth Amendment, the Revolving Credit Loan Note, as amended and modified up through this Sixth Amendment, and all of the other Loan Documents, in each case as amended and modified up through this Sixth Amendment, remain in full force and effect, except as amended and modified herein, and the parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to the Loan Agreement, the Revolving Credit Loan Note, and all of the other Loan Documents.

5.           Further Agreements and Representations.  The Borrower and the Guarantors do hereby (i) ratify, confirm, and acknowledge that the Loan Agreement, as amended and modified by this Sixth Amendment, the Revolving Credit Loan Note, as amended and modified up through this Sixth Amendment, and all other Loan Documents, in each case as amended and modified up through this Sixth Amendment, continue to be valid, binding and in full force and effect, (ii) acknowledge and agree that, as of the date hereof, the Borrower has no defense, set-off, counterclaim, or challenge against the payment of any sums due and owing to the Lender or the enforcement of any of the terms of the Loan Agreement and/or any of the other Loan Documents, (iii) acknowledge and agree that all representations and warranties of the Borrower and the Guarantors contained in the Loan Agreement and the other Loan Documents are true, accurate, and correct as of the date hereof as if made on and as of the date hereof, except to the extent any such representation or warranty is by its terms limited to a certain date or dates in which case it remains true, accurate, and correct as of such date or dates and that none of the corporate documents of the Borrower or the Guarantors have been materially amended, modified, or supplemented since February 12, 2007 (or, in the case of Cinch Connectors and Bel Worksop, since January 29, 2010 and December 7, 2010, respectively), and (iv) represent and warrant that the Borrower and the Guarantors have taken all necessary action required by law and by their respective corporate governing documents to execute and deliver this Sixth Amendment and that such execution and delivery constitutes the legal and validly binding action of such entities.

6.           No Novation.  It is the intention of the parties hereto that this Sixth Amendment shall not constitute a novation.

7.           Additional Documents; Further Assurances. The Borrower and the Guarantors hereby covenant and agree to execute and deliver to the Lender, or to cause to be executed and delivered to the Lender contemporaneously herewith, at their sole cost and expense, any other documents, agreements, statements, resolutions, certificates, opinions, consents, searches, and information as the Lender may reasonably request in connection with the matters or actions described herein.  The Borrower and the Guarantors hereby further covenant and agree to execute and deliver to the Lender, or to use reasonable efforts to cause to be executed and delivered to the Lender, at their sole cost and expense, from time to time, any and all other documents, agreements, statements, certificates, and information as the Lender shall reasonably request to evidence or effect the terms of the Loan Agreement, and/or any of the other Loan Documents.  All such documents, agreements, statements, etc., shall be in form and content reasonably acceptable to the Lender.

8.           Fees, Costs, Expenses and Expenditures. The Borrower shall pay all of the Lender’s reasonable expenses in connection with this Sixth Amendment, including, without limitation, reasonable fees and disbursements of Lender’s legal counsel.

9.           No Waiver.  Nothing contained herein constitutes an agreement or obligation by the Lender to grant any further amendments to any of the Loan Documents, as amended and modified hereby, and nothing contained herein constitutes a waiver or release by the Lender of any rights or remedies available to the Lender under the Loan Documents, as amended and modified hereby, at law or in equity.

10.           Waiver, Release and Indemnification by the Borrower and Waiver and Release by the Guarantors.  To induce the Lender to enter into this Sixth Amendment, the Borrower and the Guarantors, and any person or entity claiming by or through any or all of them, each waives and releases and forever discharges the Lender and its officers, directors, shareholders, agents, parent corporation, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors, and assigns and the heirs, executors, administrators, successors, and assigns of any such person or entity, as releasees (hereinafter collectively referred to as the “Releasees”) from any liability, damage (whether direct or indirect, consequential, special, exemplary, or punitive), claim (including, without limitation, any claim for contribution or indemnity), loss or expense of any kind, in each case whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, that it may have against any Releasee arising from the beginning of time through the date hereof arising out of or relating to the Revolving Credit Facility.  The Borrower further agrees to indemnify and hold the Releasees harmless from any loss, damage, judgment, liability, or expense (including attorneys’ fees) suffered by or rendered against the Lender on account of any claims of third parties arising out of or relating to the Revolving Credit Facility.  The Borrower further states that it has carefully read the foregoing release and indemnity and the Guarantors further state that they have carefully read the foregoing release, and each of the Borrower and the Guarantors knows the contents thereof and grants the same as its own free act and deed.

11.           Binding Effect; Governing Law.  This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and/or assigns.  This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

12.           Counterparts.  This Sixth Amendment may be executed by one or more of the parties to this Sixth Amendment in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the Lender, the Borrower, and the Guarantors have duly executed and delivered this Sixth Amendment, all as of the day and year first written above.

BORROWER:

BEL FUSE INC., a New Jersey corporation

By:	/s/ Colin Dunn
Colin Dunn
Vice President

GUARANTORS:

BEL VENTURES INC., a Delaware corporation

BEL POWER INC., a Massachusetts corporation

BEL TRANSFORMER INC., a Delaware corporation

BEL CONNECTOR INC., a Delaware corporation

CINCH CONNECTORS, INC., a Delaware corporation

AS TO EACH OF THE FOREGOING:

By:	/s/ Colin Dunn
Colin Dunn
Vice President of each of the above-referenced corporations

BEL WORKSOP LLC,
a Delaware limited liability company

By:           Bel Fuse Inc., its sole member

By:         /s/ Colin Dunn
Colin Dunn
Vice President

LENDER:

BANK OF AMERICA, N.A.

By:       /s/ David J. Bardwil
David J. Bardwil
Senior Vice President